Exhibit 99.1


  Tasty Baking Company Reports Third Quarter 2004 Financial Results;
         The Company Declares Regular Quarterly Cash Dividend



    PHILADELPHIA--(BUSINESS WIRE)--Nov. 1, 2004--Tasty Baking Company (NYSE: TBC) today announced financial results for the third quarter ended September 25, 2004.


               FINANCIAL HIGHLIGHTS THIRD QUARTER 2004
----------------------------------------------------------------------
$ in millions, except per share data
* Percentages may not calculate due to rounding
                                                2004    2003
                          2004   2003     %     Year-   Year-     %
                           Q3     Q3   Change*   to-     to-   Change*
                                                 Date    Date
                         ------ -------------- ------- ------- -------
Gross Sales              $62.7   $60.8    3.1% $195.9  $188.2     4.1%
             Route Sales $46.7   $44.6    4.7% $146.6  $137.7     6.5%
         Non-Route Sales $16.0   $16.2   -1.4%  $49.3   $50.4    -2.2%
Net Sales                $39.3   $38.9    0.9% $119.8  $120.1    -0.2%
          Gross Margin %                  2.5%                    2.9%
                          30.2%   27.7% points   30.8%   27.9%  points
Net Income per Share     $0.03  -$0.18    N/A   $0.17  -$0.07     N/A
---------------------------------------------- ------- ------- -------


    RESULTS OF OPERATIONS - THIRD QUARTER

    For the third quarter 2004, the company reported gross sales of $62.7 million, compared to $60.8 million in the same period last year, an increase of 3.1%. Net sales for the third quarter 2004 were $39.3 million, compared to $38.9 million in the same period last year, an increase of 0.9%. Net sales in the third quarter 2004 were impacted by increased price promotion spending and product returns.
    In the third quarter 2004, route sales were up 4.7% versus the same period a year ago, primarily driven by route expansion into new markets and the new Tastykake Sensables line. Same route sales for the third quarter 2004 were up 1.4% versus the same period 2003. Non-route sales decreased 1.4% versus the third quarter a year ago. The non-route sales decrease was primarily driven by the timing of certain promotional events with key customers versus the same quarter a year ago. In addition, sales to certain third party distributors in the southeast region declined in the quarter due to weather-related distribution issues.
    Net income and diluted net income per share for the third quarter 2004 were $0.2 million and $0.03, respectively, compared to a net loss and diluted net loss per share of $1.4 million and $0.18, respectively, in the same period of the prior year. Third quarter 2003 results were impacted by a pre-tax gain of $0.1 million due to restructure charge reversals resulting from favorable settlements of certain thrift store lease contracts.
    Gross margin in the third quarter 2004 was 30.2%, an increase of
2.5 percentage points over the comparable quarter a year ago. The gross margin was positively impacted by the company's productivity initiatives, the price increase on the Family Pack product line, and favorable product sales mix. Selling, general and administrative expenses in the third quarter 2004 decreased 12.1% compared to the third quarter 2003. This decrease was primarily due to a reduction in marketing expense and freight costs partially offset by an increase in administrative expenses related to the enterprise resource planning
(ERP) system implementation and work required by section 404 of the Sarbanes Oxley Act (Sarbox).

    RESULTS OF OPERATIONS - YEAR TO DATE

    For the 39 weeks ended September 25, 2004, gross sales were $195.9 million, compared to $188.2 million for the same period last year, an increase of 4.1%. Net sales for the 39 weeks ended September 25, 2004, were $119.8 million compared to $120.1 million in the same period 2003, a decrease of 0.2%.
    Route sales were up 6.5% year-to-date versus the same period last year. Same route sales for the first 39 weeks of 2004 were up 3.5% compared to the same period last year. Non-route sales were down 2.2% year-to-date versus the same period last year.
    The company's net income for the first 39 weeks of 2004 was $1.4 million, or $0.17 per diluted share, compared with a net loss of $0.6 million, or $0.07 per diluted share, in the same period 2003. Results for 2004 year-to-date were affected by a $0.1 million gain from the sale of a distribution route on the Eastern Shore of Maryland in the second quarter 2004. Results for 2003 were affected by pre-tax restructure charge reversals of $0.4 million due to the favorable settlements of certain thrift store lease contracts.
    Year-to-date 2004 gross margin was 30.8%, a 2.9 percentage point increase versus the same period a year ago, driven by the same factors as the third quarter gross margin improvement. Selling, general and administrative expenses year-to-date 2004 were down 0.5% compared to the same period 2003. The decrease was primarily due to a reduction in marketing expense and freight costs. This decrease was partially offset by an increase in administrative expenses related to the ERP system implementation and work required by section 404 of Sarbox, as well as increased selling expenses related to the Pittsburgh and Cleveland route expansion.

    STRATEGIC TRANSFORMATION PLAN HIGHLIGHTS

    Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, "We continue to aggressively execute against our Strategic Transformation Plan. We enhanced our product lines with the introduction of Tastykake Sensables, our sugar-free snack cakes; Tasty Grahams, a new line of pudding pies in a graham cracker crust; and a seasonal Spice Kake Krimpet. Tastykake Sensables have contributed to sales, and we are pleased with the initial reception of Tasty Grahams and the Spice Kake Krimpet. We have exceeded our goal of delivering two new products every year by delivering new products each quarter in 2004. This steady flow of new products is building new excitement around the Tastykake brand. In addition, sales in Pittsburgh and Cleveland continue to add incremental growth. In the third quarter, we experienced our best quarter of sales since the fourth quarter 2003 launch into these new markets.
    "Our team remains focused on driving productivity throughout our supply chain. There are still opportunities to improve efficiencies and generate cost savings. We have made significant progress on the implementation of our new ERP system. Over the last few months, we have been training our employees on using the system to prepare for the fourth quarter 2004 implementation. We are excited about the technological foundation this ERP system will provide for the entire company."
    David S. Marberger, senior vice president and chief financial officer, commented, "We are pleased with the third quarter financial results. Gross margin continues to improve quarter over quarter. We are encouraged by the net sales trend in 2004, as the percentage change in net sales growth has consistently improved each quarter throughout the year.
    "We are also pleased with the company's earnings before interest, taxes, depreciation and amortization (EBITDA) of $2.4 million, or 6.1% of net sales, in the third quarter 2004 versus an EBITDA loss of $0.5 million for the same period last year. We are delivering this improved operating performance while making significant investments in new products, new markets, and the company's infrastructure. These investments, especially those made to support the ERP implementation and the work required by section 404 of Sarbox, have impacted our third quarter profits and may impact the fourth quarter results as well. These investments, however, will provide future benefits to the company as we build a foundation for growth."
    Mr. Pizzi added, "We are maintaining our full year 2004 guidance of $0.25 per fully diluted share. Any incremental investments in the fourth quarter 2004 related to the ERP system or Sarbox could impact this guidance."

    DIVIDEND DECLARATION

    Tasty Baking Company also announced today that its Board of Directors at its meeting on October 29, 2004, declared a regular quarterly cash dividend of $0.05 per share on all outstanding shares of common stock. The dividend is payable December 1, 2004, to shareholders of record as of the close of business on November 11, 2004.

    NON-GAAP FINANCIAL MEASURES

    In addition to the results presented in accordance with generally accepted accounting principles (GAAP) in this press release, the company presented earnings before interest, taxes, depreciation, and amortization (EBITDA) and a related EBITDA ratio which are non-GAAP financial measures. The company believes that these non-GAAP financial measures, viewed in addition to the company's reported GAAP results, provide useful information and greater transparency to investors. EBITDA is calculated by adding back to net income the provision for income taxes, depreciation expense, net interest and other expenses. Reconciliation to comparable GAAP financial measures is available in the accompanying schedules. EBITDA should not be considered as a substitute for net income, cash flow from operations or any other measure of performance or liquidity prepared in accordance with GAAP. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies.

    CONFERENCE CALL INFORMATION

    Tasty Baking Company management will host a conference call Monday morning, November 1, 2004, at 11:00 a.m. EST to discuss the company's financial results. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company's web site, http://www.tastykake.com. On the company's homepage, click on "Corporate Info" and then "Investor Relations." For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company's website. To access the telephone replay, please call 1-800-374-0934. There is no access code or password. The telephone replay will be available from 1:00 p.m. on November 1, 2004, until Sunday, November 7, 2004, at 11:59 p.m. EST.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NYSE: TBC), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors.


                TASTY BAKING COMPANY AND SUBSIDIARIES
             CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
                             (Unaudited)
                  (000's, except per share amounts)

                                 13 Weeks              39 Weeks
                                   Ended                 Ended
                           --------------------- ---------------------
                           9/25/2004  9/27/2003  9/25/2004  9/27/2003
                           ---------- ---------- ---------- ----------

Gross sales                  $62,724    $60,837   $195,921   $188,153
Less discounts and
 allowances                  (23,414)   (21,889)   (76,077)   (68,029)
                           ---------- ---------- ---------- ----------
Net sales                     39,310     38,948    119,844    120,124

Cost of sales                 25,452     26,397     77,363     81,353
Depreciation                   1,975      1,772      5,531      5,249
Selling, general
 and administrative           11,456     13,026     34,646     34,824
Restructure charge
 net of reversals
 (a)                               -       (129)         -       (444)
Gain on sale of
 routes (b)                        -          -        (75)         -
Interest expense                 301        223        930        644
Other income, net               (224)      (153)      (708)      (645)
                           ---------- ---------- ---------- ----------

Income (loss)
 before provision
 for income taxes                350     (2,188)     2,157       (857)

Provision for
 (benefit from)
 income taxes                    133       (755)       803       (296)
                           ---------- ---------- ---------- ----------


Net income (loss)               $217    $(1,433)    $1,354      $(561)
                           ========== ========== ========== ==========


Average number of  Basic
 shares
 outstanding:                  8,080      8,098      8,089      8,098
                   Diluted     8,081      8,114      8,098      8,106
Per share of common
 stock:

Net income (loss) :
 Basic and Diluted             $0.03     ($0.18)     $0.17     ($0.07)
                           ========== ========== ========== ==========
Cash Dividend                  $0.05      $0.05      $0.15      $0.15
                           ========== ========== ========== ==========

All disclosures are pre- tax, unless otherwise noted.


(a) For the thirty-nine weeks ended September 27, 2003, the company recognized $444 in restructure charge reversals, $220 in the first quarter, $95 in the second quarter and $129 in the third quarter. These reversals resulted from favorable settlement of certain thrift store lease contracts related to the restructure charge taken during 2002 and 2001.

(b) During the second quarter of 2004, the company realized a $75 revenue gain from the sale of one route to an independent sales distributor in Maryland.



                TASTY BAKING COMPANY AND SUBSIDIARIES
               CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
                             (Unaudited)
                               ( 000's)


                                                9/25/2004  12/27/2003
                                                ---------- -----------

Current Assets                                    $32,626     $32,439
Property, Plant, and Equipment, Net                64,785      63,516
Other Assets                                       22,558      21,288
                                                ---------- -----------

    Total Assets                                 $119,969    $117,243
                                                ========== ===========


Reserve for Restructure, Current Portion             $689      $1,331
Current Liabilities                                23,733      23,088
Long Term Debt                                     14,308      12,705
Reserve for Restructure, Less Current Portion         563       1,044
Accrued Pension and Other Liabilities              21,224      19,938
Postretirement Benefits Other than Pensions        16,881      16,718
Shareholders' Equity                               42,571      42,419
                                                ---------- -----------

    Total Liabilities and Shareholders' Equity   $119,969    $117,243
                                                ========== ===========


    Total Debt                                    $20,003     $18,239
                                                ========== ===========


Reconciliation of GAAP and Non-GAAP Financial Measures, as reported in the Tasty Baking Company earnings release of November 1, 2004

The table below reconciles net income (loss), presented in accordance with GAAP, to earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP financial measure.

(Dollars in thousands)


                                 13 Weeks              39 Weeks
                                   Ended                 Ended
                           --------------------- ---------------------
                           9/25/2004  9/27/2003  9/25/2004  9/27/2003
                           ---------- ---------- ---------- ----------

Net Income (Loss)               $217    $(1,433)    $1,354      $(561)
Add:  Provision for
 (benefit from) income
 taxes                           133       (755)       803       (296)
                           ---------- ---------- ---------- ----------
Income (loss) before
 provision for income
 taxes, as reported              350     (2,188)     2,157       (857)


Add:  Interest expense           301        223        930        644
Add:  Other income, net         (224)      (153)      (708)      (645)
Add:  Depreciation             1,975      1,772      5,531      5,249
                           ---------- ---------- ---------- ----------
EBITDA                        $2,402      $(346)    $7,910     $4,391
                           ========== ========== ========== ==========


EBITDA                        $2,402      $(346)    $7,910     $4,391
Divided by:  Net Sales        39,310     38,948    119,844    120,124
                           ---------- ---------- ---------- ----------
EBITDA Margin to Net Sales       6.1%      -0.9%       6.6%       3.7%
                           ---------- ---------- ---------- ----------



    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
             or
             David S. Marberger, 215-221-8500